Exhibit 10.3
Directors Phantom Unit Grant

FORM OF AMERIGAS PROPANE, INC.
2010 LONG-TERM INCENTIVE PLAN
ON BEHALF OF AMERIGAS PARTNERS, L.P.
FORM OF PHANTOM UNIT GRANT LETTER
This PHANTOM UNIT GRANT, dated January 27, 2016 (the “Date of Grant”), is delivered by AmeriGas Propane, Inc. (the “Company”) to __________________ (the “Participant”).
RECITALS
WHEREAS, the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P. (the “Plan”) provides for the grant of Phantom Units (“Phantom Units”) with respect to common units of AmeriGas Partners, L.P. (“APLP”);
WHEREAS, the Plan has been adopted by the Board of Directors of the Company (the “Board”), and approved by common unit holders of APLP (“Unitholders”);
WHEREAS, a Phantom Unit is a Phantom Unit that represents the value of one common unit of APLP (“Common Unit”); and
WHEREAS, the Board has decided to grant Phantom Units to the Participant on the terms described below.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1.Grant of Phantom Units.
(a)    Subject to the terms and conditions set forth in this Grant Letter, the Board hereby awards the Participant an award of 1,400 Phantom Units (as defined in Section 4). The Phantom Units are granted with Distribution Equivalents (as defined in Section 4).
(b)    The Company shall keep records in an Account (as defined in Section 4) to reflect the number of Phantom Units and Distribution Equivalents credited to the Participant. Fractional Phantom Units shall accumulate in the Participant’s Account and shall be added to other fractional Phantom Units to create whole Phantom Units.
2.    Distribution Equivalents with Respect to Phantom Units.
(a)    Crediting of Distribution Equivalents. From the Date of Grant until the Participant’s Account has been fully distributed, on each payment date for a distribution paid by APLP on its Common Units, the Company shall credit to the Participant’s Account an amount equal to the Distribution Equivalent associated with the Phantom Units credited to the Participant on the record date for the distribution.

(b)    Conversion to Phantom Units. On the last day of each Plan Year (as defined in Section 4), the amount of the Distribution Equivalents credited to the Participant’s Account during that Plan Year shall be converted to a number of Phantom Units, based on the Unit Value (as defined in Section 4) on the last day of the Plan Year. In the event of a Change of Control (as defined in the Plan) or in the event the Participant dies or Separates from Service (as defined in Section 4) prior to the last day of the Plan Year, as soon as practicable following such event, and in no event later than the date on which Phantom Units are redeemed in accordance with Section 3, the Company shall convert the amount of Distribution Equivalents previously credited to the Participant’s Account during the Plan Year to a number of Phantom Units based on the Unit Value on the date of such Change of Control, death or Separation from Service.
3.    Events Requiring Redemption of Phantom Units.
(a)    Redemption. The Company shall redeem Phantom Units credited to the Participant’s Account at the times and in the manner prescribed by this Section 3. When Phantom Units are to be redeemed, the Company will determine the Unit Value of the Phantom Units credited to the Participant’s Account as of the date of the Participant’s Separation from Service or death. Except as described in subsection (c) below, an amount equal to 65% of the aggregate Unit Value will be paid in the form of whole Common Units (with fractional Common Units paid in cash), and the remaining 35% of the aggregate Unit Value will be paid in cash.
(b)    Separation from Service or Death. In the event the Participant Separates from Service or dies, the Company shall redeem all the Phantom Units then credited to the Participant’s Account as of the date of the Participant’s Separation from Service or death. In the event of a Separation from Service, the redemption amount shall be paid within 30 business days after the date of the Participant’s Separation from Service. In the event of death, the redemption amount shall be paid to the Participant’s estate within 60 business days after the Participant’s death.
(c)    Change of Control. In the event of a Change of Control, the Company shall redeem all the Phantom Units then credited to the Participant’s Account. The redemption amount shall be paid in cash on the closing date of the Change of Control (except as described below). The amount paid shall equal the product of the number of Phantom Units being redeemed multiplied by the Unit Value at the date of the Change of Control. However, in the event that the transaction constituting a Change of Control is not a change in control event under section 409A of the Code (as defined in Section 4), the Participant’s Phantom Units shall be redeemed and paid in cash upon Separation from Service or death on the applicable date described in subsection (b) above (based on the aggregate Unit Value on the date of Separation from Service or death as determined by the Board), instead of upon the Change of Control pursuant to this subsection (c). If payment is delayed after the Change of Control, pursuant to the preceding sentence, the Board may provide for the Phantom Units to be valued as of the date of the Change of Control and interest to be credited on the amount so determined at a market rate for the period between the Change of Control date and the payment date.
(d)    Deferral Elections. Notwithstanding the foregoing, pursuant to the Deferral Plan, the Participant may make a one-time, irrevocable election to elect to have all of the Participant’s

Phantom Units credited to the Participant’s account under the Deferral Plan on the date of the Participant’s Separation from Service, in lieu of the redemption and payments described in subsection (b) above. If the Participant makes a deferral election, the Participant’s Phantom Units will be credited to the Participant’s account under the Deferral Plan at Separation from Service and the amount credited to the Deferral Plan shall be distributed in accordance with the provisions of the Deferral Plan. If the Participant makes a deferral election under the Deferral Plan and a Change of Control occurs: (i) subsection (c) above shall apply if the Change of Control occurs before the Participant’s Separation from Service and (ii) the terms of the Deferral Plan shall apply if the Change of Control occurs after or simultaneously with the Participant’s Separation from Service. An election under the Deferral Plan shall be made in writing, on a form and at a time prescribed by the committee that administers the Deferral Plan and shall be irrevocable upon submission to the Corporate Secretary. A deferral election shall be made in accordance with section 409A of the Code.
4.    Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:
(a)    “Account” means the Company’s bookkeeping account established pursuant to Section 1, which reflects the number of Phantom Units and the amount of Distribution Equivalents standing to the credit of the Participant.
(b)    “APLP” means AmeriGas Partners, L.P.
(c)    “Distribution Equivalent” means an amount determined by multiplying the number of Common Units subject to Phantom Units by the per-Common Unit cash distribution, or the per-Common Unit fair market value of any distribution in consideration other than cash, paid by APLP on its Common Units.
(d)    “Code” means the Internal Revenue Code of 1986, as amended.
(e)    “Deferral Plan” means the UGI Corporation 2009 Deferral Plan, as amended and restated.
(f)    “Plan Year” means the calendar year.
(g)    “Separates from Service” or “Separation from Service” means the Participant’s termination of service as a non‑employee director and as an employee of the Company for any reason other than death and shall be determined in accordance with section 409A of the Code.
(h)    “Phantom Unit” means the right of the Participant to receive a Common Unit, or an amount based on the value of a Common Unit, subject to the terms and conditions of this Grant Letter and the Plan.
(i)    “Unit Value” means, at any time, the value of each Phantom Unit, which value shall be equal to the Fair Market Value (as defined in the Plan) of a Common Unit on such date.

5.    Taxes. All obligations of the Company under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
6.    Conditions. The obligation of the Company to deliver Common Units shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Common Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Common Units, the Common Units may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Common Units to the Participant pursuant to this Grant Letter is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
7.    Grant Subject to Plan Provisions.
(a)    This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of Phantom Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Common Units issued under the Plan, (ii) changes in capitalization of APLP and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant Letter pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    All Common Units issued pursuant to this grant shall be subject to any applicable policies implemented by the Board of Directors of the Company, as in effect from time to time.
8.    No Unit Holder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a Unitholder with respect to the Common Units, until certificates for the Common Units have been issued upon payment of Phantom Units. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Phantom Unit account established for the Participant.
9.    Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant’s death shall be paid to the Participant’s estate. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.
10.    Compliance with Code Section 409A. Notwithstanding any other provisions hereof, this Grant Letter is intended to comply with the requirements of section 409A of the Code. For purposes of section 409A, each payment of compensation under this Grant Letter shall be treated as a separate payment.
11.    Applicable Law. The validity, construction, interpretation and effect of this Grant Letter shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
12.    Notice. Any notice to the Company provided for in this Grant Letter shall be addressed to the Company in care of the Corporate Secretary at the Company’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
IN WITNESS WHEREOF, the parties have executed this Phantom Unit Grant Letter as of the Date of Grant.
Attest                        AmeriGas Propane, Inc.

By:
Assistant Secretary                 Name:
                         Position:

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read the Grant Letter and understand the terms and conditions of it, (iii) accept the Phantom Units described in the Grant Letter, (iv) agree to be bound by the terms of the Plan and the Grant Letter, and (v) agree that all the decisions and determinations of the Board or the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

Participant

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